Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

LeddarTech Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Primary Offering
Fees To Be Paid	Equity	Common Shares issuable upon exercise of Warrants(2)	457(g)	10,833,333	$11.17	(3)	$121,008,329.61	(3)	0.0001476	$17,860.83

Secondary Offering
Fees To Be Paid	Equity	Common Shares(4)	457(c)	40,582,699	$2.25	(5)	$91,311,072.75		0.0001476	$13,477.51
Fees Previously Paid	—	—	—	—	—		—			—

Carry- Forward Securities
Carry-Forward Securities	—	—	—	—			—			—
	Total Offering Amounts						$212,319,402.36			$31,338.34
	Total Fees Previously Paid									—
	Total Fee Offsets									$48,856.14
	Net Fee Due									$0.00

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of common shares (the “Common Shares”) of LeddarTech Holdings Inc. (the “Company”) issuable upon exercise of the Company’s publicly traded warrants (“Warrants”), each with an exercise price of $11.17 per share (subject to adjustment).
(3)	Represents the estimated maximum number of shares of Common Stock that may be issued upon the exercise of the Warrants. Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.
(4)	Represents Common Shares registered for resale by the Selling Securityholders identified in this Registration Statement on Form F-1, which includes (1) an aggregate of 22,663,638 outstanding Common Shares beneficially owned by the Selling Securityholders; (2) up to 7,345,319 Common Shares issuable upon exercise of privately placed warrants held by the Selling Securityholders, including 6,632,416 Common Shares underlying warrants held by Prospector Sponsor LLC (“Sponsor”); (3) up to 71,267 Common Shares issuable upon vesting or vesting and exercise, as applicable, of outstanding restricted stock units and stock options held by Company directors; (4) up to 4,378,500 Common Shares issuable upon conversion of outstanding secured convertible notes of the Company held by the Selling Securityholders, which are convertible into the number of Common Shares determined by dividing the then-outstanding principal amount by the initial conversion price of US$10.00 per Common Share (subject to adjustment and before giving effect to any PIK accrual); (5) up to 2,031,250 Common Shares issuable upon the automatic conversion of Class A Non-Voting Special Shares held by Sponsor; and (6) up to 4,092,725 Common Shares issuable upon the automatic conversion of Class B, Class C, Class D, Class E and Class F Nonvoting Special Shares of the Company (the “Non-Voting Special Shares”). Each series of Non-Voting Special Shares automatically converts to Common Shares upon the achievement of specified Common Share trading price targets or Company milestones applicable to each series as specified in the Company’s articles of arrangement.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low trading prices ($2.29 and $2.21, respectively) of the Common Shares on April 29, 2024, as reported on the Nasdaq Stock Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	LeddarTech Holdings Inc.	F-1	333-277045	Feb. 13, 2024	—	$48,856.14	(6)	—	—	—	—	—
Fee Offset Sources	LeddarTech Holdings Inc.	F-1	333-277045	—	May 2, 2024	—		—	—	—	—	$31,338.34	(6)

(6)	Pursuant to the recalculation procedure set forth in Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form F-1, the Registrant has recalculated the filing fee due for this Registration Statement on Form F-1, as amended (“Registration Statement”) and has claimed an offset of $48,856.14 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. This offset corresponds to the fee the Registrant previously paid in connection with the 60,340,569 Common Shares previously registered upon the initial filing of the Registration Statement on February 13, 2024. The aggregate number of Common Shares registered has been decreased by 8,924,537 shares pursuant to this pre-effective Amendment No. 2, representing a decrease of 9,400,106 primary offering shares and an increase of 475,569 secondary offering shares.